December 30, 2005

NCR EasyPoint LLC f/k/a/ NCR Texas LLC
1700 S. Patterson Blvd.
Dayton, Ohio 45479
Attn: John Hoak, President

Tidel Technologies, Inc.
Tidel Engineering, L.P.
2310 McDaniel Drive
Carrollton, Texas 75006-6843
Attn: Chief Executive Officer

Dear. Messrs. Hoak and Levenick:

In accordance with the terms and conditions set forth in the Asset Purchase Agreement by and among NCR EasyPoint LLC f/k/a NCR Texas LLC (“Buyer”), NCR Corporation, Tidel Technologies, Inc. (“Tidel”) and Tidel Engineering, L.P. (“Engineering” and, together with Tidel, “Sellers”) dated February 19, 2005 (the “Agreement”), Buyer has agreed to purchase the Purchased Assets (as defined in the Agreement) from Sellers and Sellers have agreed to sell the Purchased Assets to Buyer. Pursuant to Section 13 of the Agreement, the closing of the transactions contemplated in the Agreement was to have taken place or before December 31, 2005 (the “Original Closing Date”). In addition, pursuant to the Agreement, the Buyer was required to deliver the Purchase Price to the Sellers on the Original Closing Date.

The parties have now agreed to change the date of the closing of the transactions contemplated in the Agreement from the Original Closing Date to January 1, 2006. The parties have also agreed that, subject to the terms of the Agreement, the Buyer shall deliver the Purchase Price to the Sellers on or before Tuesday, January 3, 2006. Notwithstanding anything in the Agreement to the contrary, the parties acknowledge and agree that this extension shall not cause the Agreement to terminate as set forth in Section 14 of the Agreement. Except as expressly set forth in this letter, the remaining provisions of the Agreement shall remain in full force and affect and shall not be deemed amended hereby.

Please acknowledge your agreement to the terms hereof by signing this letter as provided below and returning your signed copy to my attention at the address above.

Sincerely,

/s/ Robert Weltner, Esq.
NCR Corporation

ACKNOWLEDGED AND AGREED:

NCR EasyPoint LLC
F/k/a NCR Texas LLC

/s/ J. Hoak
Its: President

Date: 12/30/05

Tidel Technologies, Inc.

/s/ Robert D. Peltier
Its: Interim Chief Financial Officer

Date: 12/28/05

Tidel Engineering, L.P.

/s/ Mark K. Levenick
Its: President and CEO

Date: 12/30/05